  Exhibit 4.1

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

SIMPLE AGREEMENT FOR FUTURE EQUITY

Investment Amount	Date of Issuance
US$_____________	______________

THIS SIMPLE AGREEMENT FOR FUTURE EQUITY (this “SAFE”) is issued by Freedom Internet Group, Inc. a Commonwealth of Puerto Rico corporation (the “Company”), to _______________________ (the “Holder”) in exchange for the Holder’s payment of the investment amount set forth above (the “Investment Amount”).

This SAFE is one of a series (the “Series”) of simple agreements for future equity (collectively, the “Series 1 SAFEs”) issued by the Company to investors with identical terms and on the same form as set forth herein (except that the holder, purchase price and date of issuance may differ in each SAFE).

Pursuant to the definitions below and by way of example, if the price per share of the Next Equity Financing is $5, the Conversion Price would be $5 minus the Discount of 40% ($2 per share) making the Conversion Price $3 per share. The Conversion Price will be subject to a Valuation Cap of $15 million.

1.  Definitions. Capitalized terms not otherwise defined in this SAFE will have the meanings set forth in this Section 1.

    1.1  ”Common Stock” means the Company’s common stock, par value US$0.01.

    1.2  ”Conversion Price” means the price per share of the Next Equity Financing minus the Discount.

    1.3  ”Discount” means 40%.

    1.4  ”Exchange Act” means the Securities Exchange Act of 1934, as amended.

    1.5  ”Next Equity Financing” means the next sale (or series of related sales) by the Company of its Common Stock following the date of issuance of this SAFE, in one or more offerings relying on Section 4(a)(2) of the Securities Act or Regulation D thereunder for exemption from the registration requirements of Section 5 of the Securities Act, or pursuant to an effective registration statement filed under the Securities Act, from which the Company receives gross proceeds of not less than US$500,000.

    1.6  ”SAFEs” mean any simple agreements for future equity (or other similar agreements) which are issued by the Company for bona fide financing purposes and which may convert into the Company’s capital stock in accordance with its terms.

    1.7  ”Securities Act” means the Securities Act of 1933, as amended.

    1.8  ”Valuation Cap” means US$15,000,000.

2.  Conversion. This SAFE will be convertible into Common Stock pursuant to the following terms.

    2.1  Next Equity Financing Conversion. This SAFE will automatically convert into Common Stock upon the closing of the Next Equity Financing subject to the Valuation Cap, or in the event there is no Next Equity Financing before December 31, 2019 the Series 1 SAFEs will automatically convert into 80% of the Common Stock. The number of Common Shares the Company issues upon such conversion will equal the quotient (rounded down to the nearest whole share) obtained by dividing the Investment Amount by the applicable Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company will notify the Holder in writing of the terms of the Common Stock that are expected to be issued in such financing.

    2.2  Mechanics of Conversion.

(a)  Financing Agreements. The Holder acknowledges that the conversion of this SAFE into Common Shares may require the Holder’s execution of certain agreements relating to the purchase and sale of the Common Shares, as well as registration rights, rights of first refusal and co-sale, rights of first offer and voting rights, if any, relating to such securities (collectively, the “Financing Agreements”). The Holder agrees to execute all of the Financing Agreements in connection with a Next Equity Financing.

(b)  Certificates. As promptly as practicable after the conversion of this SAFE and the issuance of the Conversion Shares, the Company (at its expense) will issue and deliver a certificate or certificates evidencing the Conversion Shares (if certificated) to the Holder. The Company will not be required to issue or deliver the Conversion Shares until the Holder has surrendered this SAFE to the Company (or provided an instrument of cancellation or affidavit of loss).

3.  No Rights as a Stockholder. The Holder is not entitled by virtue of holding this SAFE to be deemed a holder of the Company’s capital stock for any purpose, nor will anything contained in this SAFE be construed to confer on the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until Conversion Shares have been issued upon the terms described in this SAFE.

4.  Representations and Warranties of the Company. In connection with the transactions contemplated by this SAFE, the Company hereby represents and warrants to the Holder as follows:

    4.1  Due Organization; Qualification and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify or to be in good standing would have a material adverse effect on the Company.

    4.2  Authorization and Enforceability. Except for the authorization and issuance of the Conversion Shares, all corporate action has been taken on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this SAFE. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this SAFE valid and enforceable in accordance with its terms.

5.  Representations and Warranties of the Holder. In connection with the transactions contemplated by this SAFE, the Holder hereby represents and warrants to the Company as follows:

    5.1  Authorization. The Holder has full power and authority (and, if an individual, the capacity) to enter into this SAFE and to perform all obligations required to be performed by it hereunder. This SAFE, when executed and delivered by the Holder, will constitute the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

    5.2  Purchase Entirely for Own Account. The Holder acknowledges that this SAFE is made with the Holder in reliance upon the Holder’s representation to the Company, which the Holder hereby confirms by executing this SAFE, that this SAFE, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent (unless otherwise specified on the Holder’s signature page hereto), and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this SAFE, the Holder further represents that the Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

    5.3  Disclosure of Information; Non-Reliance. The Holder acknowledges that it has received all the information it considers necessary or appropriate to enable it to make an informed decision concerning an investment in the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. The Holder confirms that the Company has not given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities. In deciding to purchase the Securities, the Holder is not relying on the advice or recommendations of the Company and has made its own independent decision that the investment in the Securities is suitable and appropriate for the Holder. The Holder understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

    5.4  Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

   5.5  Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Holder agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Securities.

    5.6  Restricted Securities. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act or state securities laws, by reason of specific exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Securities are “restricted securities” under U.S. federal and applicable state securities laws and that, pursuant to these laws, the Holder must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (”SEC”) and registered or qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Securities for resale and further acknowledges that, if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation, and may not be able, to satisfy.

    5.7  No Public Market. The Holder understands that no public market now exists for the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

    5.8  No General Solicitation. The Holder, and its officers, directors, employees, agents, stockholders or partners have not either directly or indirectly, including through a broker or finder solicited offers for or offered or sold the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. The Holder acknowledges that neither the Company nor any other person offered to sell the Securities to it by means of any form of general solicitation or advertising within the meaning of Rule 502 of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.]

    5.9  Residence. If the Holder is an individual, then the Holder resides in the state or province identified in the address shown on the Holder’s signature page hereto. If the Holder is a partnership, corporation, limited liability company or other entity, then the Holder’s principal place of business is located in the state or province identified in the address shown on the Holder’s signature page hereto.

    5.10  Foreign Investors. If the Holder is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities, including (a) the legal requirements within its jurisdiction for the purchase of the Securities; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, conversion, redemption, sale, or transfer of the Securities. The Holder’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Holder’s jurisdiction. The Holder acknowledges that the Company has taken no action in foreign jurisdictions with respect to the Securities.

6.  Miscellaneous.

    6.1  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this SAFE will inure to the benefit of, and be binding upon, the respective successors and assigns of the parties. This SAFE is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this SAFE.

    6.2  Choice of Law. This SAFE and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute will be governed by and construed in accordance with the internal laws of the Commonwealth of Puerto Rico without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the Commonwealth of Puerto Rico.

    6.3  Counterparts. This SAFE may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

    6.4  Titles and Subtitles. The titles and subtitles used in this SAFE are included for convenience only and are not to be considered in construing or interpreting this SAFE.

    6.5  Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by email or confirmed facsimile; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications will be sent to the respective parties at the addresses shown on the signature pages hereto (or to such email address, facsimile number or other address as subsequently modified by written notice given in accordance with this Section).

    6.6  No Finder’s Fee. Each party represents that it neither is nor will be obligated to pay any finder’s fee, broker’s fee or commission in connection with the transactions contemplated by this SAFE. The Holder agrees to indemnify and to hold the Company harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this SAFE (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold the Holder harmless from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transactions contemplated by this SAFE (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

    6.7  Expenses. Each party will pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this SAFE.

    6.8  Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this SAFE, the prevailing party will be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    6.9  Entire Agreement; Amendments and Waivers. This SAFE constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Any term of this SAFE may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section will be binding upon each future holder of this SAFE and the Company. The Company’s agreements with each of the holders of the Series 1 SAFEs are separate agreements, and the sales of the SAFEs to each of the holders thereof are separate sales.

    6.10  Severability. If one or more provisions of this SAFE are held to be unenforceable under applicable law, such provisions will be excluded from this SAFE and the balance of the SAFE will be interpreted as if such provisions were so excluded and this SAFE will be enforceable in accordance with its terms.

    6.11  Transfer Restrictions.

(a)
Disposition. the Holder agrees not to make any disposition of all or any portion of the Securities unless and until:

(i)  there is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in connection with such registration statement; or

(ii)  the Holder has (A) notified the Company of the proposed disposition; (B) furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (C) if requested by the Company, furnished the Company with an opinion of counsel reasonably satisfactory to the Company that such disposition will not require registration under the Securities Act.

 (b)  Legends. The Holder understands and acknowledges that the Securities may bear the following legend:

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.

    6.12  Exculpation among SAFE Holders. The Holder acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. The Holder agrees that no other holder of SAFEs, nor the controlling persons, officers, directors, partners, agents, stockholders or employees of any other holder of SAFEs, will be liable for any action heretofore or hereafter taken or not taken by any of them in connection with the purchase and sale of the Securities.]

    6.13  Acknowledgment. For the avoidance of doubt, it is acknowledged that the Holder will be entitled to the benefit of all adjustments in the number of shares of the Company’s capital stock as a result of any splits, recapitalizations, combinations or other similar transactions affecting the Company’s capital stock underlying the Conversion Shares that occur prior to the conversion of this SAFE.

    6.14 Further Assurances. From time to time, the parties will execute and deliver such additional documents and will provide such additional information as may reasonably be required to carry out the terms of this SAFE and any agreements executed in connection herewith.

    6.15  Officers and Directors not Liable. In no event will any officer or director of the Company be liable for any amounts due and payable pursuant to this SAFE.

    6.16  Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SAFE, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER REPRESENTS AND WARRANTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

IN WITNESS WHEREOF, the undersigned have caused this Safe to be duly executed and delivered.

Freedom Internet Group, Inc. By________________________ Name: Title: Address: Email Address:

Agreed to and accepted:

If an individual:
___________________________ Name: Address:
Email Address:
If an entity:
___________________________ By_________________________ Name: Title: Address: Email Address: